POWER OF ATTORNEY

The undersigned, BLACKROCK FINANCIAL MANAGEMENT, INC.,
a corporation duly organized under the laws of the State of
Delaware, United States (the "Company"), does hereby make,
constitute and appoint each of  Robert Connolly,Howard Surloff,
Edward Baer, Bartholomew Battista,Dan Waltcher, Karen Clark
Denis Molleur,Daniel Ronnen, John Stelley, Brian Kindelan,
John Blevins, Richard Froio, Matthew Fitzgerald and Con Tzatzakis acting severally, as its true and lawful attorneys-in-fact, for the purpose of, from time to time, executing in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United
States or non-United States governmental or regulatory authority, including without limitation Forms 3, 4,5,13D,13F and 13G and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act in the premises as fully and to all intents
and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by
virtue hereof.   Any such determination by an attorney-in-fact named
herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall expressly revoke the power of attorney dated January 11, 2008 in respect of the subject matter hereof, shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the Company, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 8th day of February, 2010.

BLACKROCK FINANCIAL MANAGEMENT, INC.


By:_ _/s/ Robert C. Doll, Jr.
Name: Robert C. Doll, Jr.
Title: Vice Chairman